Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress to Acquire Ipswitch, Inc.
Acquisition expected to be immediately accretive to
non-GAAP earnings per share and cash flow
Will bolster core offerings to small and medium-sized businesses and enterprises

BEDFORD, MA, March 28, 2019 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced that it has entered into a definitive agreement to acquire privately held Ipswitch, Inc., a leading producer of award-winning and easy-to-use secure data file transfer and network management software, for $225 million in cash. Progress will fund the transaction with existing cash on hand and funds secured under a new credit facility. The transaction is expected to be immediately accretive to both non-GAAP earnings per share and cash flow. The acquisition will bolster Progress’ core offerings to small and medium-sized businesses (SMBs) and enterprises, enabling those businesses to respond faster to business demands and to improve productivity.

Founded in 1991, Ipswitch serves approximately 24,000 customers in 170 countries. Ipswitch targets IT professionals and CTOs at SMBs and enterprises across a variety of industries. Ipswitch has approximately $75 million in revenue, of which 75% is recurring. Ipswitch has blue-chip customers across all verticals, including finance and banking, healthcare, insurance, retail, government and biotech.

Ipswitch’s primary products, MOVEit®, WhatsUp® Gold and WS_FTP®, enable small and medium-sized businesses and enterprises to provide secure data sharing and ensure high-performance infrastructure availability. MOVEit®, their flagship secure data transfer product, allows enterprise customers to securely transfer critical business information between users, locations and partners in compliance with data security regulations such as HIPAA, PCI DSS and the EU’s GDPR. WhatsUp® Gold enables small and medium-sized businesses and enterprises to continuously monitor and manage their IT infrastructure and applications, assuring high levels of performance and availability. WS_FTP® delivers FTP-based secure file transfer server and client capabilities to meet the needs of small and mid-sized businesses.

“Ipswitch has an excellent reputation, top quality products, a thriving customer base and partner ecosystem and highly skilled and engaged employees,” said Yogesh Gupta, CEO of Progress. “We are excited by the opportunity this acquisition affords both companies and our respective customers, partners and employees. Progress and Ipswitch have a common legacy of enabling businesses to solve mission-critical challenges with efficient, easy-to-use solutions.”

Gupta continued, “We’ve been saying for more than a year now that accretive M&A is an important part of our strategy. Ipswitch is exactly the type of acquisition we’ve been targeting to drive increased scale and cash flows. This acquisition meets all of our disciplined acquisition criteria and will provide excellent returns to our shareholders.”

“We are extremely proud of the incredible achievements and momentum the Ipswitch team has created to date,” said Michael Grossi, CEO of Ipswitch. “We expect this new chapter with Progress to provide even greater opportunities for our combined customers, partners and employees.”

Transaction Details
The acquisition is expected to close in late April, subject to obtaining regulatory consents and satisfaction of other customary closing conditions. Progress expects to fund a portion of the purchase price with debt, and the company will provide further details regarding the funding and debt structure after the transaction is closed.
More information can be found in our presentation at www.progress.com.
Atlas Technology Group acted as financial advisor to Ipswitch in connection with the transaction. Wilmer Cutler Pickering Hale and Dorr LLP served as Progress' legal counsel and Latham & Watkins LLP served as Ipswitch’s legal counsel with respect to the transaction.
More information on Ipswitch can be found at www.ipswitch.com.
Conference Call

Progress will hold a conference call to review its financial results for the fiscal first quarter of 2019, as well as the proposed acquisition of Ipswitch, at 5:00 p.m. ET on Thursday, March 28, 2019. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com.  Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 2762629. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the timing of the closing of Progress's acquisition of Ipswitch; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or Ipswitch’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether Ipswitch’s business will be successfully integrated with Progress' business.. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, award-winning machine learning that enables cognitive capabilities to be a part of any application, the flexibility of a serverless cloud to deploy modern apps, business rules, web content management, plus leading data connectivity technology. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

About Ipswitch
Ipswitch is making the networked world a safer place to share data. Ipswitch develops software solutions for SMBs and enterprises that assure secure data sharing and high-performance infrastructures. Its efficient, easy-to-use products empower customers to respond faster to business demands through accelerated implementations and improved productivity. Headquartered in Burlington, MA, Ipswitch supports tens of thousands of customers around the world with our MOVEit®, WhatsUp® Gold and WS_FTP® products. Learn more at www.ipswitch.com.

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